UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2009

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2009, Aastrom Biosciences, Inc. ("the Company") entered into a $30.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, ("Fusion Capital") an Illinois limited liability company. Concurrently with entering into the common stock purchase agreement, the Company entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, Aastrom agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission ("SEC") covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction, the Company has the right over a 25-month period to sell shares of Aastrom common stock to Fusion Capital from time to time in amounts between $100,000 and $4 million, depending on certain conditions as set forth in the agreement, up to an aggregate of $30.0 million. The Company will control the timing and amount of any sales of shares to Fusion Capital.

The purchase price of the shares related to the $30.0 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales. Pursuant to the common stock purchase agreement, Fusion Capital shall not have the right or the obligation to purchase any shares of the Company’s common stock on any business day that the price of the common stock is below $0.36. The common stock purchase agreement may be terminated by Aastrom at any time at the Company’s discretion without any cost to Aastrom. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. The proceeds received by the Company under the common stock purchase agreement are expected to be used to conduct 12-month patient follow-up for patients enrolled, and to be enrolled, in the U.S. Phase II IMPACT-DCM cardiac regeneration clinical trial; to expand cardiovascular clinical development programs beyond the IMPACT-DCM trial; and to initiate plans for design, development, and scale-out of new GMP cell manufacturing systems in preparation of commercial-scale production.

In consideration for entering into the agreement, upon execution of the common stock purchase agreement Aastrom issued to Fusion Capital 1,452,238 shares of our common stock as an initial commitment fee. Also, Aastrom will issue from time to time to Fusion Capital up to an additional 2,420,396 shares as a commitment fee pro rata as the Company receives the $30.0 million of future funding.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

June 12, 2009	By:	/s/ George W. Dunbar, Jr.

Name: George W. Dunbar, Jr.
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of June 12, 2009, by and between the Company and Fusion Capital Fund II, LLC
10.2	Registration Rights Agreement, dated as of June 12, 2009, by and between the Company and Fusion Capital Fund II, LLC